Exhibit B-3





                                       _______________, 1996



To prospective purchasers of Preferred Stock, Stock, Cumulative, $100 Par Value of
    Mississippi Power & Light Company


Gentlemen:

      Mississippi Power & Light Company ("Company") expects to issue and sell in one or more series at one time or from time to time in the aggregate not to exceed 750,000 shares of its Preferred Stock, Cumulative, $100 Par Value (the "Stock"). The Company will receive proposals for all or such portion of the Stock as may be designated by the Company to prospective purchasers.

      Enclosed please find copies of a prospectus dated ___________________ ("Prospectus") relating to
$__________________ aggregate par value of the Company's Preferred Stock, a questionnaire to be used in furnishing certain information to the Company and an Underwriting Agreement for use in submitting a proposal. You may obtain copies of the registration statement relating to the Stock and of the documents incorporated by reference in the prospectus by contacting _________________________
____________________________________________________________
_____.

      The Company will give notice ("Notice") to two or more of the following prospective purchasers: Morgan Stanley & Co. Incorporated. Merrill Lynch & Co., Goldman, Sachs & Co., Salomon Brothers Inc., The First Boston Corporation, Smith Barney Harris Upham & Co. Incorporated, Stephens Inc., Prudential Securities, Inc., Shearson Lehman Brothers, Inc., Morgan Keegan & Co., Inc., Bear, Stearns & Co., Inc., and Robert W. Baird & Co. Incorporated at least two (2) hours prior to the time proposals are to be submitted of (i) the number of shares being offered; (ii) the initial dividend payment date for the Stock and the date from which dividends shall be cumulative; (iii) whether the terms of the Stock will include a sinking fund, and if so, the terms thereof;
(iv) the date, time and location for the submission of proposals; (v) the manner in which proposals are to be submitted; and (vi) whether the redemption provisions described in Appendix A hereto will be applicable to the Stock and the terms of any other redemption provisions as may be applicable. The Company will also make available prior to the time proposals are to be submitted a description of the procedures that will be used by the Company to determine the winning proposal. Various basic terms relating to the Stock are set forth in Appendix A hereto.

      Winthrop, Stimpson, Putnam & Roberts, One Battery Park Plaza, New York, N.Y. 10004 (telephone number 212-858-1000), is acting as purchasers' counsel. Should you wish to discuss the legal aspects of the offering or the fees and disbursements of such counsel, please contact David P. Falck, Esq. of that firm. Such counsel have prepared a preliminary memorandum with respect to the qualification of the Stock under the "blue sky" laws of various jurisdictions. Copies of this memorandum may be obtained from Mr. Falck.

                          Very truly yours,

                          MISSISSIPPI POWER & LIGHT COMPANY


                          By: _________________________________
                                William J. Regan, Jr.
                             Vice President and Treasurer

                                                  APPENDIX A


              MISSISSIPPI POWER & LIGHT COMPANY

                      Summary of Terms

  Relating to the Purchase of Preferred Stock, Cumulative,
                       $100 Par Value
                   of a Particular Series


Number of Shares       To  be  designated by the Company  in  the
                       Notice.

Par Value              $100 per share

Dividend Rate          The   Dividend   Rate,  expressed   as   a
                       percentage of par value, shall be  as  set
                       forth   in   the  Underwriting   Agreement
                       submitted by the successful purchaser or purchasers and shall be a multiple of 0.04% (1/25th of 1%).

Dividend Rights        See  the  accompanying Prospectus relating
                       to the Stock.

Price to the Company   Not   less  than  $100.00  nor  more  than
                       $102.75   per   share,  plus   accumulated
                       dividends,  if any, at the Dividend  Rate,
                       as   set   forth   in   the   Underwriting
                       Agreement   submitted  by  the  successful
                       purchaser or purchasers.

Purchasers'            In  the  event  of  a  reoffering  of  the
Compensation           Stock,  the  Company  shall  pay  to   the
                       successful  purchaser or  purchasers,  for
                       its  or  their services in purchasing  and
                       making  a  reoffering of  the  Stock,  the
                       amount    per    share   of   compensation
                       specified  in  the Underwriting  Agreement
                       submitted    by    such    purchaser    or
                       purchasers,  provided  that  the  proceeds
                       received by the Company from the  sale  of
                       the    Stock,    less   the    purchasers'
                       compensation, shall not be less  than  95%
                       of the aggregate price to the Company for the Stock.

Sinking Fund           If  the  Notice so states, the Stock  will
                       be subject to a sinking fund as set forth in the Notice.

Redemption Provisions  Unless  otherwise stated  in  the  Notice, the  following redemption provisions shall
                       be   applicable:   For  the   purpose   of
                       determining the redemption prices of the Stock, the term "purchase price" shall mean the per share price (exclusive of accumulated dividends, if any) to be paid by the successful purchaser or purchasers to the Company for the Stock.

                       (i)   If the Stock is subject to a sinking
                       fund  as designated by the Company in  the
                       Notice, the redemption price per share  of
                       the  Stock  shall  be,  if  the  date   of
                       redemption is on or before the  first  day
                       of  the calendar month in which the  first
                       anniversary  of the date of issue  of  the
                       Stock  occurs,  the  purchase  price   per
                       share  plus an amount equal to the  annual
                       dollar  amount per share of the  dividend,
                       and  thereafter such redemption price will
                       decline  in each subsequent annual  period
                       in  equal decrements to par value, for and
                       during  the annual period commencing  with
                       the  second day of the calendar  month  in
                       which  the  anniversary  of  the  date  of
                       issue  of  the Stock occurs and ending  on
                       the  date on which all shares of the Stock
                       are   to  be  redeemed  pursuant  to   the
                       mandatory  requirements  of  the   sinking
                       fund;    in   each   case,   plus   unpaid
                       accumulated  dividends  to  the  date   of
                       redemption.

                       (ii)  If  the  Stock is not subject  to  a
                       sinking  fund as designated by the Company
                       in  the  Notice, the redemption prices  of
                       the  Stock per share shall be the purchase
                       price  per share plus an amount equal  to:
                       (a) the annual dollar amount per share  of
                       the dividend if the date of redemption  is
                       on   or  before  the  first  day  of   the
                       calendar   month   in  which   the   fifth
                       anniversary  of the date of issue  of  the
                       Stock   occurs;  (b)  75%  of  the  annual
                       dollar  amount per share of  the  dividend
                       thereafter  through the first day  of  the
                       calendar   month   in  which   the   tenth
                       anniversary  of the date of issue  of  the
                       Stock   occurs;  (c)  50%  of  the  annual
                       dollar  amount per share of  the  dividend
                       thereafter  through the first day  of  the
                       calendar  month  in  which  the  fifteenth
                       anniversary  of the date of issue  of  the
                       Stock  occurs;  or (d) 25% of  the  annual
                       dollar  amount per share of  the  dividend
                       thereafter,  in  each  case  plus   unpaid
                       accumulated  dividends  to  the  date   of
                       redemption.

                       The  Company may determine to limit for  a
                       period  of  years  as  set  forth  in  the
                       Notice  its  ability to redeem  shares  of
                       the  Stock if such redemption is  for  the
                       purpose  or  in anticipation of  refunding
                       such  shares through the use, directly  or
                       indirectly,  of  funds  borrowed  by   the
                       Company  or  through the use, directly  or
                       indirectly,  of funds derived through  the
                       issuance  by the Company of stock  ranking
                       prior to or on a parity with the Stock  as
                       to  dividends or assets, if such  borrowed
                       funds  have an effective interest cost  to
                       the  Company (computed in accordance  with
                       generally accepted financial practice)  or
                       such  stock has an effective dividend cost
                       to  the Company (so computed) of less than
                       the "effective dividend cost"* (stated  as
                       a   multiple  of  0.0001  of  1%)  to  the
                       Company of the Stock.

                       If, in any case, a redemption price of Stock shall not be a multiple of one cent, such price shall be adjusted by increasing it to the next higher multiple of one cent.

                       If  the  foregoing  redemption  provisions
                       shall not be applicable, the Company  will
                       specify   in  the  Notice  the  applicable
                       redemption    provisions,   which    could
                       include,    for   example,   an   absolute
                       prohibition on redemption for a period  of
                       years   or  during  such  time  that   the
                       applicable    series    of    Stock     is
                       outstanding.

Liquidation Rights     See the accompanying Prospectus relating
                       to the Stock.

Voting Rights          See  the  accompanying Prospectus relating
                       to the Stock.

Registration           No. 33-__________
Statement

Miscellaneous          For   further  information  regarding  the
                       terms of the Stock, please refer to the accompanying Prospectus relating to the
                       Stock.

                       The Underwriting Agreement submitted by the successful purchaser or purchasers shall, upon acceptance by the Company, become effective as and constitute the agreement between the Company and such purchaser or purchasers covering the sale and purchase of the Stock.


_______________________________
* (a) If the Stock is not subject to a sinking fund as designated by the Company in the Notice, the "effective dividend cost" will be determined by multiplying the
Dividend Rate by the aggregate par value of the Stock, and dividing the product of such numbers by a number equal to the amount of the proceeds to be received by the Company from the sale of the Stock less the compensation, if any, to be paid by the Company to the successful purchaser or purchasers.

 (b) If the Stock is subject to a sinking fund as designated by the Company in the Notice, the "effective dividend cost" will be determined as twelve times the monthly rate necessary to discount payments to be made by the Company on the Stock (dividends and mandatory sinking fund obligations, including accumulated dividends, if any) to amounts which in the aggregate equal the amount of the proceeds to be received by the Company from the sale of the Stock less the compensation, if any, to be paid by the Company to the successful purchaser or purchasers. For purposes of this calculation, the aggregate par value of the Stock shall be deemed to be reduced from time to time by the mandatory sinking fund obligations with respect to the Stock.